As filed with the Securities and Exchange Commission on May 16, 2019.

Registration Statement No. 333 -230609

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTER MARITIME ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Hunter Maritime Acquisition Corp.	Puglisi & Associates
Tower A, WangXin Building 28 Xiaoyun Rd Chaoyang District, Beijing, 100027 646-308-0546 (Address and telephone number of Registrant’s principal executive offices)	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 302-738-6680 (Name, address and telephone number of agent for service)

Copies to:

Mitchell S. Nussbaum
Giovanni Caruso
Loeb & Loeb LLP
345 Park Avenue

New York, New York 10154
Tel: (212) 574-1200

Fax: (212) 480-8421

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common shares, par value $0.0001 per share, to be offered by the Selling Shareholder	1,745,648	(1)	$11,835,493.44	(2)	$1,434.46
Class A common shares, par value $0.0001 per share, To be issued on exercise of warrants	7,477,321	(1)	$85,989,191.50		$10,421.89
Total:					$11,856.35	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Class A common shares being registered hereunder include such indeterminate amount of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant’s Class A common shares as reported on the over the counter market on May 15, 2019.

(3)	$366.51 was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

PROSPECTUS

Subject to completion, dated May 16, 2019

Up to 1,745,648 Class A Common Shares
Offered by the Selling Shareholder

HUNTER MARITIME ACQUISITION CORP.

This prospectus relates to the public offering of up to 1,745,648 Class A common shares, par value $0.0001 per share, by the selling shareholders.

This prospectus also relates to the issuance of 7,477,321 Class A common shares, par value $0.0001 per share, underlying outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 18, 2016.

The Selling Shareholder named in this prospectus, or its respective donees, pledgees, transferees, distributees, designees or other successors in interest may sell, in one or more offerings pursuant to this registration statement, up to 1,745,648 of our Class A common shares, par value $0.0001 per share, that were previously acquired by the Selling Shareholder. The Selling Shareholder or its respective donees, pledgees, transferees, distributees, designees or other successors in interest may sell any or all of these Class A common shares from time to time on or off the Nasdaq Capital Market, or Nasdaq, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. Information on the Selling Shareholder and the times and manners in which it may offer and sell the Class A common shares are described under the sections entitled “Selling Shareholder” and “Plan of Distribution” in this prospectus.

We will not receive any of the proceeds from the sale of Class A common shares. However, we could receive up to $85,989,192 from the exercise of the warrants for up to 7,477,321 Class A common shares that are presently offered under this prospectus if the warrants are exercised by the holders thereof. We intend to use any proceeds received from the exercise of these securities for working capital and other general corporate purposes. We, however, cannot assure you that any of the securities will be exercised.

Our Class A common shares are currently suspended from trading on the Nasdaq Capital Market and are currently quoted on the over the counter market under the symbol “HUNTF.”

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 6 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

i

ABOUT THIS PROSPECTUS

On March 21, 2019, NCF Wealth Holdings Limited, a British Virgin Islands company, merged with and into Hunter Maritime (BVI) Limited, a British Virgin Islands company and a wholly-owned subsidiary of the registrant, Hunter Maritime Acquisition Corp. (“Hunter Maritime”), with NCF continuing as the surviving company and becoming a wholly-owned subsidiary of Hunter Maritime. We refer to this transaction throughout this prospectus as the “Merger” or “Business Combination.” Upon closing of the Merger, Hunter Maritime issued an aggregate of 200,000,000 of its Class A common shares to the shareholders of NCF plus earnout payments consisting of up to an additional 50,000,000 Class A common shares if Hunter Maritime (and its subsidiaries on a consolidated basis) meets certain financial performance targets for the 2019 and 2020 fiscal years as merger consideration (the “Closing Payment Shares”). In addition, Hunter Maritime issued 3,793,275 Class A common shares to CMB NV, its Sponsor, upon conversion of the Sponsor’s Class B common shares immediately following the closing of the Merger (the “Conversion Shares”) and warrants to purchase 933,333 shares of Class A common stock in consideration of the extinguishment of $1,400,000 of debts owed to CMB NV.

This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. The Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 1,745,648 Class A common shares owned by the selling shareholder. This prospectus provides you with a general description of the Class A common shares the Selling Shareholder may offer. We may provide you with a prospectus supplement to this prospectus that will provide updated information if required whenever the Selling Shareholder offers our Class A common shares pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor the Selling Shareholder has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

FREQUENTLY USED TERMS

Unless otherwise stated or where the context otherwise requires, references in this prospectus to:

●	“Commission” are to the U.S. Securities and Exchange Commission.

●	“Merger Agreement” are to the Merger Agreement, dated as of October 5, 2018, by and among Hunter Maritime, Hunter Maritime (BVI) Limited, NCF and Zhenxin Zhang, as representative of the NCF Stockholders;

●	“NCF” are to NCF Wealth Holdings Limited, a British Virgin Islands company, or NCF Wealth Group, as the context requires;

●	“NCF Stockholders” are to the shareholders of NCF prior to the Business Combination;

●	“Selling Shareholder” are to China Hui Yuan Juice Holdings Co. Ltd.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” beginning on page 5 and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus before making an investment in our securities.

Our Company

Hunter Maritime Acquisition Corp. was formed as a blank check company on June 24, 2016 under the laws of the Republic of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, assets or one or more operating businesses or assets. On March 21, 2019, pursuant to the terms of the Merger Agreement, NCF Wealth Holdings Limited, a British Virgin Islands company, merged with and into Hunter Maritime (BVI) Limited, a British Virgin Islands company and a wholly- owned subsidiary of Hunter Maritime, with NCF continuing as the surviving company and becoming a wholly-owned subsidiary of Hunter Maritime. Upon closing of the Merger, Hunter Maritime issued an aggregate of 200,000,000 of its Class A common shares to the shareholders of NCF plus earnout payments consisting of up to an additional 50,000,000 Class A common shares if Hunter Maritime (and its subsidiaries on a consolidated basis) meets certain financial performance targets for the 2019 and 2020 fiscal years as merger consideration (the “Closing Payment Shares”). In addition, Hunter Maritime issued 3,793,275 Class A common shares to CMB NV, its Sponsor, upon conversion of the Sponsor’s Class B common shares immediately following the closing of the Merger (the “Conversion Shares”) and warrants to purchase 933,333 shares of Class A common stock in consideration of the extinguishment of $1,400,000 of debts owed to CMB NV.

As a result of the Merger, we operate, through our wholly-owned subsidiary, NCF, a fintech company in China, primarily focused on connecting investors and borrowers, providing multi-scenario investment analysis to platform users to meet their diversified investment needs, and building a closed-loop ecosystem in the field of internet finance. We also provide financing advisory and technical support for borrowers when they announce their financing needs. We aim to provide simplified, convenient and flexible financing solutions to both small and medium enterprises, and individual borrowers. We generate revenues primarily from fees charged to borrowers for matching them with lenders through the facilities of our online platform and for providing financing advisory services to them. Our platform does not pool funds from investors or grant loans to any customer or provide any credit services; that is, we do not finance the loans offered on its platform with our own funds.

Nasdaq

Our securities are listed on the Nasdaq Capital Market, although they are currently suspended from trading. On July 23, 2018, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that we are not in compliance with Listing Rule 5550(a)(3), which requires us to have at least of 300 shareholders for continued listing on the exchange (the “Minimum Shareholders Rule”). On September 13, 2018, we submitted to Nasdaq a plan to maintain our Nasdaq listing. Nasdaq accepted our plan and granted us an extension of 180 calendar days from the date of the notice, or until January 22, 2019, to evidence compliance with this rule. On January 24, 2019, we received a letter from Nasdaq stating that the Company had failed to demonstrate compliance with the Minimum Shareholders Rule within the required time period and that, accordingly, the Nasdaq staff had initiated procedures to delist our Class A common shares, units and warrants from Nasdaq. We subsequently appealed the delisting determination, and, subsequent to a February 28, 2019 hearing and subject to certain conditions, we were granted until June 15, 2019 to meet the Minimum Shareholders Rule. In addition, on March 27, 2019, Nasdaq halted trading in our securities due to the significant volatility in our common stock subsequent to the Business Combination.

Subsequently, on April 24, 2019, we received notification from the Nasdaq Hearings Panel (the “Panel”) that the Panel determined to suspend trading in our securities effective at the open of business on Friday, April 26, 2019 and to formally delist the securities on May 9, 2019 unless we appeal the decision. Although we appealed the decision and intend to take all action that we can to remain listed, we cannot assure you that we will be able to remain listed. In the event that we fail to remain listed, our stock will experience reduced liquidity than if we were able to remain on Nasdaq.

As a result, our Class A common stock is currently traded on the over the counter market under the symbol “HUNTF”.

As a result of Nasdaq’s suspension or delisting of our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A common shares are a “penny stock” which will require brokers trading in our Class A common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Corporate Structure

Hunter Maritime was incorporated under the laws of the Republic of the Marshall Islands on June 24, 2016. On March 21, 2019, NCF merged with and into Hunter Merger Sub, with NCF continuing as a wholly-owned subsidiary of Hunter Maritime. We conduct our operations through our direct and indirect subsidiaries and variable interest entities.

Our principal offices are located at Tower A, WangXin Building, 28 Xiaoyun Rd, Chaoyang District, Beijing, 100027, and our telephone number is (646) 308-0546.

The Securities the Selling Shareholder May Offer

The selling shareholder may sell, in one or more offerings pursuant to this registration statement, up to 1,745,648 of our Class A common shares that were previously acquired by the Selling Shareholder in the Merger. We will not receive any of the proceeds from the sale of our Class A common shares by the selling shareholder.

THE OFFERING

The following summary of the offering contains basic information about the offering and our Class A common shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our Class A common shares, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Maximum number of Class A common shares Offered by the Selling Shareholder	1,745,648 Class A common shares

Class A Common Shares Issued and Outstanding	204,041,004 Class A common shares

Shares issuable upon exercise or conversion of warrants issued in our initial public offering	7,477,321 Class A common shares underlying warrants

Use of Proceeds	All Class A common shares sold pursuant to this prospectus will be sold by the selling shareholder. We will not receive any of the proceeds from such sales. However, we could receive up to $85,989,192 from the exercise of the warrants for up to 7,477,321 Class A common shares that are presently offered under this prospectus if the warrants are exercised by the holders thereof. We intend to use any proceeds received from the exercise of these securities for working capital and other general corporate purposes. We, however, cannot assure you that any of the securities will be exercised.

OTC Trading Symbol Class A common Shares	HUNTF

Warrants	HNTWF

Risk Factors	An investment in our Class A common shares involves certain risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including our Annual Report on Form 20-F filed on April 30, 2019 (as may thereafter be amended or supplemented) as well in our other filings with the Commission. The documents we file with the Commission, including those referred to above, also discuss some of the risks that could cause actual results to differ from those contained or implied in the forward-looking statements. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

USE OF PROCEEDS

We will not receive any proceeds from sales of our common shares by the selling shareholder. However, we could receive up to $85,989,192 from the exercise of the warrants for up to 7,477,321 Class A common shares that are presently offered under this prospectus if the warrants are exercised by the holders thereof. We intend to use any proceeds received from the exercise of these securities for working capital and other general corporate purposes. We, however, cannot assure you that any of the securities will be exercised.

CAPITALIZATION

You should read the information below together with the section of this prospectus entitled “Use of Proceeds,” as well as our Annual Report on Form 20-F containing Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited consolidated financial statements and related notes thereto for us, filed with the Commission on April 30, 2019, which is incorporated by reference herein.

The following table shows the capitalization of Hunter Maritime as of March 31, 2019.

Actual
(unaudited)
Total liabilities	$61,390,176
Shareholders’ Equity
Common Stock:	$20,404
Shares in Employee Benefit Trust	(4,077,600)
Statutory reserve	6,838,628
Additional paid-in capital	136,196,313
Retained Earnings	22,672,850
Accumulated other comprehensive income	3,233,333
Non-controlling interest	(287,004)
Total shareholders’ equity	164,596,924

Total liabilities and shareholders’ equity	$225,987,100

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands. Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the Marshall Islands Business Corporations Act, or the BCA. We are also be subject to the federal securities laws of the United States. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.

All of our directors and officers are residents of countries other than the United States. Substantially all of our assets and a substantial portion of the assets of our directors and officers and the directors and officers of our subsidiaries are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our directors or officers or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (i) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (ii) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

PLAN OF DISTRIBUTION

Issuance of Class A Common Shares Underlying Public Warrants

We are registering the issuance of up to 7,477,321 shares of Class A common shares underlying the public warrants. We will receive the proceeds from the exercise of the public warrants, but not from the sale of the underlying Class A Common Shares. Upon exercise of a public warrant, we will issue the shares of Class A Common Stock underlying such public warrant pursuant to and in accordance with the terms of the Warrant Agreement.

Shares of Class A Common Shares Being Registered for Resale

The selling shareholder, which as used herein includes donees, pledgees, transferees, distributees, designees or other successors in interest, and their respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our Class A common shares received after the date of this prospectus from the selling shareholder as a gift, pledge, distribution, dividend, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of our Class A common shares, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.

The selling shareholder may use any one or more of the following methods when disposing of Class A common shares or interests therein:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholder to sell a specified number of common shares at a stipulated price per share;

●	a distribution by way of a dividend or otherwise to existing shareholders of such selling shareholder;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A common shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, or the Securities Act, amending the list of selling shareholders to include the donees, pledgees, transferees, distributees, designees or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer the common shares in other circumstances, in which case the donees, pledgees, transferees, distributees, designees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common shares in the course of hedging the positions that they assume. The selling shareholder may also sell Class A common shares short and deliver these securities to close out its short positions, or loan or pledge common shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of common shares offered by it will be the purchase price of the Class A common shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder also may resell all or a portion of the Class A common shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of Class A common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit that it earns on any resale of the Class A common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone who is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act may be subject to certain statutory liabilities as underwriters under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the Class A common shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states Class A common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have informed the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act, may apply to sales of Class A common shares in the market and to the activities of the selling shareholder and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying any applicable prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the Class A common shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to provide customary indemnification to the selling shareholder.

Pursuant to the registration rights agreement that we entered into on March 20, 2019, or the Registration Rights Agreement, we may be required to register additional securities for resale under the Securities Act by the selling shareholder. The selling shareholder is entitled under the Registration Rights Agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, the selling shareholders have the right to include its securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. In addition, in connection with the closing of the Merger, we entered into a registration rights agreement with the stockholder representative, pursuant to which we granted each NCF Stockholder certain registration rights with respect to the registration of the Closing Payment Shares. We shall indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act in connection with this offering.

Aside from the registration rights agreements described above, we know of no existing arrangements between any selling shareholder and any broker, dealer, underwriter, or agent relating to the sale or distribution of the Class A common shares offered by this prospectus. There can be no assurance that the selling shareholder will sell any or all of the 1,745,648 Class A common shares pursuant to this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Hunter Maritime’s Class A common shares as of May 1, 2019:

●	each person known to us to own beneficially more than 5% of our Class A common shares;

●	each of our current executive officers and directors; and

●	each of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Hunter Maritime believes that the persons and entities named in the table below have, as of May 1, 2019, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Hunter Maritime stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 204,041,004 Class A common shares of Hunter Maritime to be outstanding upon consummation of the Business Combination. All of the below shareholders acquired their shares in the Business Combination. The shares owned by such persons do not have voting rights different from the shares owned by other holders.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage of Ownership
Zhenxin Zhang(2)	122,815,857	60.2%
Great Reap Ventures Limited (3)	103,613,734	50.8%
TMF (Cayman) Ltd.(4)	19,202,123	9.4%
Ever Step Holdings Limited(5)	17,625,804	8.6%
Highlight Limited(6)	12,114,794	5.9%
Huanxiang Li(7)	349,129	*
Jia Sheng(8)	3,723,197	1.8%
Ruoshi Zhang(7)	192,021	*
Xin Li(7)	122,195	*
Li Wei(7)	78,989	*
Tao Yang	0	0
David X. Li	0	0
Kevin C. Wei	0	0
All directors and executive officers as a group (8 individuals)	4,465,531	2.2%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Tower A, WangXin Building, 28 Xiaoyun Rd, Chaoyang District, Beijing, 100027.

(2)	Consists of shares owned by Great Reap Ventures Limited and TMF (Cayman) Ltd.

(3)	Great Reap Ventures Limited is owned and controlled by Mr. Zhenxin Zhang.

(4)	TMF (Cayman) Ltd is owned by employees of NCF Wealth Holdings Limited and Mr. Zhenxin Zhang has voting power over the shares owned by TMF (Cayman) Ltd.

(5)	Ever Step Holdings Limited is owned and controlled by Chong Sing Holdings FinTech Group Limited, a company listed on the Hong Kong Stock Exchange with stock code 8207.

(6)	Highlight Limited is owned and controlled by Mr. Kecun Hu.

(7)	Consists of shares owned by TMF (Cayman) Ltd., which the beneficial owner can demand TMF (Cayman) Ltd. to distribute to the beneficial owner at any time.

(8)	Consists of (i) 209,477 shares owned by TMF (Cayman) Ltd., which the beneficial owner can demand TMF (Cayman) Ltd. to distribute to the beneficial owner at any time., and (ii) 3,513,720 shares owned by Shanghai Yixiu Equity Investment Fund LLP, over which shares the beneficial owner has voting and dispositive power.

Except as disclosed herein, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

SELLING SHAREHOLDER

This prospectus relates to the proposed sale from time to time of up to 1,745,648 of our Class A common shares issued to the selling shareholder named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the selling shareholder to offer these shares for resale or transfer from time to time as set forth above in “Plan of Distribution”.

The following table sets forth certain information regarding the selling shareholder and its beneficial ownership of our Class A common shares. The table is based upon information provided by the selling shareholder. The table assumes that all the Class A common shares being offered by the selling shareholder pursuant to this prospectus are ultimately sold in the offering. The selling shareholder may sell some, all or none of its Class A common shares covered by this prospectus, and as a result the actual number of shares that will be held by the selling shareholder upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholder	Class A Common Shares Beneficially Owned Before Offering	Percentage of Class Prior to the Offering(1)		Total Class A Common Shares Offered Hereby	Class A Common Shares Beneficially Owned Following the Offering	Percentage of Class Following the Offering(1)
China Hui Yuan Juice Holdings Co. Ltd. (2)	1,745,648	*	%	1,745,648	0	0

* Less than 1%

(1)	Based on an aggregate of 204,041,004 Class A common shares outstanding.

(2)	China Hui Yuan Juice Holdings Co. Ltd. acquired its shares at the closing of the Merger. China Hui Yuan Juice Holdings Co. Ltd. is owned and controlled by Mr. Xinli Zhu.

DESCRIPTION OF CAPITAL STOCK

Description of Securities

The information under the heading “Item 10. Additional Information – B. Memorandum and Articles of Association” in Hunter Maritime’s Annual Report on Form 20-F, filed with the Commission on April 30, 2019, is hereby incorporated by reference.

Share History

On November 23, 2016, we consummated our IPO of 15,000,000 units. Each unit issued in the IPO consists of one Class A common share and one- half of one warrant. Each whole warrant entitles the holder to purchase one Class A common share at a price of $11.50. Simultaneously with the consummation of the IPO, our Sponsor purchased 3,333,333 warrants in a private placement, which we refer to as the private placement warrants, at a purchase price of $1.50 per warrant to our Sponsor generating gross proceeds of $5,000,000.

On December 16, 2016, the underwriters of our IPO exercised their overallotment option in part, for a total of an additional 173,100 Units. As a result of the partial exercise of the overallotment option, as of January 3, 2017, our Sponsor forfeited 519,225 Class B common shares in order to maintain its ownership, on an as-converted basis, at 20% of our issued and outstanding common shares. In addition, we completed the private sale of an additional 23,080 private placement warrants to our Sponsor at a purchase price of $1.50 per warrant, generating gross proceeds of $34,620, in accordance with the terms of the private placement agreement entered into concurrently with the IPO.

The 15,173,100 Units sold in the IPO, including the 173,100 Units sold pursuant to the overallotment option, were sold at an offering price of $10.00 per Unit, generating gross proceeds of $151,731,000, which was placed in the Trust Account pending our completion of an initial business combination.

On January 9, 2017, the Class A common shares and Warrants underlying the units sold in the IPO began to trade separately.

On September 27, 2018, pursuant to the terms of a Securities Purchase Agreement dated September 27, 2018, by and between Bocimar Hunter and CMB NV, Bocimar Hunter transferred ownership of its (i) 3,793,275 Class B common shares and (ii) 3,356,413 private placement Warrants of the Company to CMB NV.

On November 6, 2018, we completed a tender offer, funded with the proceeds then held in the Trust Account, in connection with an amendment to our Amended and Restated Articles of Incorporation to extend the deadline, or the Extension Amendment, by which a business combination must be consummated to April 23, 2019 or the Extended Date, pursuant to which we purchased 12,999,350 Class A common shares at $10.125 per share, for an aggregate purchase price of approximately $131.6 million, or the Extension Tender Offer. In connection with the Extension Tender Offer, we deposited into the Trust Account an additional $1,896,638 to make the total amount on deposit in the Trust Account equal to $10.125 per Class A common share, or the First Tender Contribution. The First Tender Contribution was funded by a combination of cash on hand held outside the Trust Account and a loan to us from our Sponsor in the principal amount of $500,000 and which bears interest at LIBOR plus 0.60%, or the November 2018 Promissory Note.

In connection with the Extension Amendment, our Sponsor, or persons on its behalf, has agreed to contribute to us $0.03 for each Public Share that was not purchased in the Extension Tender Offer for each calendar month commencing on November 23, 2018 (the day by which were initially required to complete our initial business combination) until April 23, 2019, or such earlier date that we complete our initial business combination, or the Monthly Extension Contribution. We will deposit the amount of the Monthly Extension Contribution in the Trust Account within five (5) business days of the beginning of each such calendar month, with respect to the previous such calendar month, commencing on December 23, 2018 and on the 23rd day of each subsequent month up to and including the Extended Date. The aggregate amount of the Monthly Extension Contribution will be repayable by us to our Sponsor if we complete an initial business combination. On each of December 27, 2018, January 30, 2019, and February 12, 2019, $65,212.50 was contributed to the Trust Account for the Monthly Extension Contribution. The Monthly Extension Contributions were funded with a portion of the proceeds from three loans to us from our Sponsor, one in the principal amount of $300,000 and which bears interest at LIBOR plus 0.60%, one in the principal amount of $200,000 and which bears interest at LIBOR plus 0.60%, and one in the principal amount of $400,000 and which bears interest at LIBOR plus 0.60%.

On March 21, 2019, in conjunction with the Merger, we completed the Tender Offer, funded with the proceeds then held in the Trust Account, pursuant to our Amended and Restated Articles of Incorporation, which required that in connection with the Merger, we provide our shareholders with the opportunity to redeem their Class A common shares for a pro rata portion of the Trust Account that was established to hold the proceeds of its initial public offering and certain other funds, pursuant to which we purchased 2,173,750 Class A common shares at $10.215 per share, for an aggregate purchase price of approximately $22,204,856.

On March 21, 2019, upon closing of the Merger, we issued (i) 200,000,000 Class A common shares to the NCF Stockholders as consideration in the Merger (of which 15,000,000 Class A common shares were deposited into escrow to secure certain indemnification obligations of NCF and the NCF Stockholders), and (ii) 3,793,275 Class A common shares to the Sponsor upon the conversion of its Class B common shares. In addition, pursuant to the Merger Agreement, we may issue up to an additional 50,000,000 Class A common shares to the NCF Stockholders in earnout payments if certain financial performance targets are met for the 2019 and 2020 fiscal years.

Also on March 21, 2019, we issued an additional 933,333 private warrants to the sponsor in exchange for the cancellation of debts that we owed to the Sponsor pursuant to $1,400,000 of promissory notes which we made in the Sponsor’s favor.

The disclosure under the caption “Certain Relationships and Related party Transactions” beginning on page 127 of the Company’s offer to purchase dated February 12, 2019 included as exhibit (a)(1)(A) to the Company’s Schedule TO dated February 12, 2019 is incorporated by reference herein.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$12,294.31
FINRA fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Nasdaq Supplemental Listing Fee	$	*
Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

EXPERTS

The audited financial statements of Hunter Maritime Acquisition Corp. as of and for the years ended December 31, 2018 and 2017 and for the period from June 24, 2016 to December 31, 2016 are incorporated in this prospectus by reference to Exhibit 99.1 to the Shell Company Report on Form 20-F, filed with the Commission on March 27, 2019, are hereby incorporated by reference in reliance upon the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of NCF Wealth Holdings Limited disclosed in our Annual Report on Form 20-F, filed with the Commission on April 30, 2019, is hereby incorporated by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

●	Our Annual Report on Form 20-F filed with the Commission on April 30, 2019.

●	The description of our securities contained in our Registration Statement on Form F-1, filed on October 11, 2016, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling shareholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus by writing or telephoning us at the following address:

Hunter Maritime Acquisition Corp.

Tower A, WangXin Building 28 Xiaoyun Rd

Chaoyang District, Beijing, 100027 (646) 308-0546

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

I.	Article VIII of the Amended and Restated Articles of Incorporation of the Registrant provides as follows:

Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

II.	Article VII of the Amended and Restated Bylaws provides as follows:

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of the Bylaws or Articles of Incorporation.

III.	Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

(1)	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III.	Indemnification Agreements and Insurance.

The Registrant has entered into indemnification agreements with each of its officers and directors. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify the directors and officers.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15

(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d) Not applicable.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) - (l) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on May 16, 2019.

Hunter Maritime Acquisition Corp.

By:	/s/ Jia Sheng Jia Sheng
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2019.

Signature	Title

/s/ Jia Sheng	Chief Executive Officer
Jia Sheng	(Principal Executive Officer) and Director

/s/ Li Wei*	Chief Financial Officer
Li Wei	(Principal Financial Officer and Principal Accounting Officer)

/s/ Huanxiang Li*	President and Director
Huanxiang Li

/s/ Tao Yang*	Director
Tao Yang

/s/ David X. Li*	Director
David X. Li

/s/ Kevin C. Wei*	Director
Kevin C. Wei

*By	/s/ Jia Sheng
Jia Sheng, Attroney in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of New York, State of New York, on May 16, 2019.

Loeb & Loeb LLP

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum
Title:	Partner

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Class A Common Stock Certificate(1)

4.2	Form of Warrant Certificate(1)

4.3	Warrant Agreement, dated November 18, 2016, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent(2)

5.1	Opinion of Seward & Kissel LLP as to the legality of the securities being registered***

23.1	Consent of UHY

23.2	Consent of UHY

23.3	Consent of Seward & Kissel LLP (included in Exhibit 8.1)

24.1	Power of Attorney**

*	To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.
**	Previously Filed.
***	To be filed by amendment

(1)	Incorporated by reference to the Company’s Registration Statement on Form F-1 (Registration No. 333-214058), which was declared effective by the Commission on November 18, 2016.

(2)	Incorporated by reference to the Company’s Annual Report on Form 20-F, filed with the Commission on March 30, 2018.